EXHIBIT 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned each hereby agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D, including amendments thereto (the “Schedule 13D”) with respect to shares of common stock, par value $0.0001 per share, of Clark Holdings Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to the Schedule 13D provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement.

GORES LOGISTICS HOLDINGS, LLC

By:	THE GORES GROUP, LLC,
Its Manager

	By:	/s/ Steven G. Eisner
	Its:	Senior Vice President

THE GORES GROUP, LLC

	By:	/s/ Steven G. Eisner
	Its:	Senior Vice President